Exhibit 32.1

     Certification Furnished Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with this Amendment No. 3 to the Quarterly Report of Verdisys, Inc. (the “Company”) on Form 10-QSB/A for the period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. Ron Robinson, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dr. Ron Robinson

Name:	Dr. Ron Robinson
Title:	Principal Executive Officer
Date:	May 3, 2004

A signed original of this statement required by Section 906 has been provided to Verdisys, Inc. and will be retained by Verdisys, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.